FIRST LEHIGH CORPORATION AND SUBSIDIARY
COMPUTATION OF EARNINGS PER SHARE                                  EXHIBIT 11.1
SIX MONTHS ENDED JUNE 30, 1997 AND 1996                            Page 1 of 2


                                                      JUNE               JUNE
PRIMARY EARNINGS PER SHARE:                          30, 1997          30, 1996
---------------------------                          --------          --------
NET INCOME                                          1,956,130         2,276,373
LESS DIVIDENDS PAID OR IN ARREARS(4):
    SERIES A                                         (110,996)         (110,996)
    SENIOR PREFERRED                                 (112,545)         (106,113)
                                                   ----------        ----------
ADJUSTED NET INCOME                                 1,732,589         2,059,265
                                                   ----------        ----------
COMMON STOCK EQUIVALENT SHARES
OUTSTANDING:                                        2,900,363         2,848,902
                                                   ----------        ----------
PRIMARY EARNINGS PER SHARE                               0.60              0.72
                                                   ==========        ==========


COMPUTATION OF COMMON STOCK
               EQUIVALENT SHARES:
         COMMON STOCK                               2,000,000         2,000,000
         SENIOR PREFERRED STOCK                       900,363           848,902
                                                   ----------        ----------
TOTAL                                               2,900,363         2,848,902
                                                   ==========        ==========


FULLY DILUTED EARNINGS                                JUNE              JUNE
   PER SHARE:                                       30, 1997          30, 1996
---------------------------                         --------          --------
NET INCOME                                          1,956,130         2,276,373
LESS DIVIDENDS PAID OR IN ARREARS(4):
   SERIES A                                          (110,996)         (110,996)
   SENIOR PREFERRED                                  (112,545)         (106,113)
                                                   ----------        ----------
ADJUSTED NET INCOME                                 1,732,589         2,059,265
                                                   ----------        ----------
FULLY DILUTED COMMON STOCK
EQUIVALENT SHARES OUTSTANDING:                      3,466,526         3,414,502
                                                   ----------        ----------
FULLY DILUTED EARNINGS PER SHARE                         0.50              0.60
                                                   ==========        ==========


COMPUTATION OF FULLY DILUTED
COMMON STOCK EQUIVALENTS:
-------------------------
SHARES OUTSTANDING                                  2,000,000         2,000,000
INCLUSION OF SERIES A SHARES
    AT CONVERSION RATE (1)                            545,600           545,600
INCLUSION OF SENIOR PREFERRED
    SHARES (2)                                        900,363           848,902
INCLUSION OF STOCK OPTIONS (3)                         20,563            20,000
                                                    ---------         ---------
TOTAL                                               3,466,526         3,414,502
                                                    =========         =========

--------------------------



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

                                                                    Page 2 of 2


(1) ASSUMES THE CONVERSION OF THE SERIES A PREFERRED STOCK INTO COMMON SHARES AT THE RATE OF .8 SHARES OF COMMON STOCK FOR EACH SHARE OF SERIES A PREFERRED STOCK. THE CONVERSION RATE OF SERIES A PREFERRED STOCK CHANGED FROM .8 to .72 IN MARCH 1996. HOWEVER, THE BOARD OF DIRECTORS HAS APPROVED AN AMENDMENT THAT WOULD RETAIN THE .8 CONVERSION RATE UNTIL MARCH 1999, SUBJECT TO SHAREHOLDER APPROVAL. FOR PURPOSES OF THIS CALCULATION THE CONVERSION RATE OF .8 WAS USED.

(2) ASSUMES CONVERSION OF SENIOR PREFERRED SHARES INTO COMMON STOCK AT FULL VALUE SINCE THE BASE VALUE APPROXIMATES MARKET VALUE. THE SENIOR PREFERRED SHARES ARE COMMON STOCK EQUIVALENTS SINCE ITS EFFECTIVE YIELD WAS LESS THAN 66.6% OF AN AVERAGE Aa CORPORATE BOND YIELD AT THE TIME OF ISSUANCE.

(3) ASSUMES CONVERSION OF THE STOCK OPTIONS INTO COMMON SHARES USING TREASURY STOCK METHOD OF COMPUTATION.

(4) OF THE $110,996 OF SERIES A PREFERRED STOCK DIVIDENDS INCLUDED IN THE CALCULATION, $55,498 WILL BE PAID IN AUGUST 1997 WITH THE BALANCE OF $55,498 REMAINING IN ARREARS.

     OF THE $112,545 OF SENIOR PREFERRED STOCK DIVIDENDS INCLUDED IN THE CALCULATION, $56,273 WAS PAID IN MAY 1997, WHILE THE SECOND QUARTER AMOUNT OF $56,272 WILL BE PAID IN AUGUST 1997.




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



FIRST LEHIGH CORPORATION AND SUBSIDIARY
COMPUTATION OF EARNINGS PER SHARE
THREE MONTHS ENDED JUNE 30, 1997 AND 1996                          Page 1 of 2


                                                       JUNE             JUNE
PRIMARY EARNINGS PER SHARE:                          30, 1997         30, 1996
---------------------------                        ----------        ----------

NET INCOME                                            904,480         2,144,646
LESS DIVIDENDS PAID OR IN ARREARS (4):
    SERIES A                                          (55,498)          (55,498)
    SENIOR PREFERRED                                  (56,273)          (53,056)
                                                   ----------        ----------
ADJUSTED NET INCOME                                   792,710         2,036,092
                                                   ----------        ----------
COMMON STOCK EQUIVALENT SHARES
OUTSTANDING:                                        2,900,363         2,848,902
                                                   ----------        ----------
PRIMARY EARNINGS PER SHARE                               0.27              0.71
                                                   ==========        ==========



COMPUTATION OF COMMON STOCK
   EQUIVALENT SHARES:
     COMMON STOCK                                   2,000,000         2,000,000
     SENIOR PREFERRED STOCK                           900,363           848,902
                                                    ---------         ---------
TOTAL                                               2,900,363         2,848,902
                                                    =========         =========



FULLY DILUTED EARNINGS                                JUNE              JUNE
   PER SHARE:                                       30, 1997          30, 1996
---------------------------                        ----------        ----------

NET INCOME                                            904,480         2,144,646
LESS DIVIDENDS PAID OR IN ARREARS (4):
   SERIES A                                           (55,498)          (55,498)
   SENIOR PREFERRED                                   (56,273)          (53,056)
                                                   ----------        ----------
ADJUSTED NET INCOME                                   792,710         2,036,092
                                                   ----------        ----------
FULLY DILUTED COMMON STOCK
EQUIVALENT SHARES OUTSTANDING:                      3,466,893         3,414,502
                                                   ----------        ----------
FULLY DILUTED EARNINGS PER SHARE                         0.23              0.60
                                                   ==========        ==========




COMPUTATION OF FULLY DILUTED
COMMON STOCK EQUIVALENTS:
-----------------------------
SHARES OUTSTANDING                                  2,000,000          2,000,000
INCLUSION OF SERIES A SHARES
    AT CONVERSION RATE (1)                            545,600            545,600
INCLUSION OF SENIOR PREFERRED
    SHARES (2)                                        900,363            848,902
INCLUSION OF STOCK OPTIONS (3)                         20,930             20,000
                                                    ---------          ---------
TOTAL                                               3,466,893          3,414,502
                                                    =========          =========

--------------------



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

                                                                    Page 2 of 2


(1) ASSUMES THE CONVERSION OF THE SERIES A PREFERRED STOCK INTO COMMON SHARES AT THE RATE OF .8 SHARES OF COMMON STOCK FOR EACH SHARE OF SERIES A PREFERRED STOCK. THE CONVERSION RATE OF SERIES A PREFERRED STOCK CHANGED FROM .8 to .72 IN MARCH 1996. HOWEVER, THE BOARD OF DIRECTORS HAS APPROVED AN AMENDMENT THAT WOULD RETAIN THE .8 CONVERSION RATE UNTIL MARCH 1999, SUBJECT TO SHAREHOLDER APPROVAL. FOR PURPOSES OF THIS CALCULATION THE CONVERSION RATE OF .8 WAS USED.

(2) ASSUMES CONVERSION OF SENIOR PREFERRED SHARES INTO COMMON STOCK AT FULL VALUE SINCE THE BASE VALUE APPROXIMATES MARKET VALUE. THE SENIOR PREFERRED SHARES ARE COMMON STOCK EQUIVALENTS SINCE ITS EFFECTIVE YIELD WAS LESS THAN 66.6% OF AN AVERAGE Aa CORPORATE BOND YIELD AT THE TIME OF ISSUANCE.

(3) ASSUMES CONVERSION OF THE STOCK OPTIONS INTO COMMON SHARES USING TREASURY STOCK METHOD OF COMPUTATION.

(4) BOTH DIVIDENDS ON THE SERIES A AND SENIOR PREFERRED STOCK HAVE BEEN DECLARED AND WILL BE PAID IN AUGUST 1997 TO THE STOCKHOLDERS OF RECORD ON JUNE 25, 1997.



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